Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate of Establishment and Designation of Share Class (Janus Global Unconstrained Bond Fund - Class R Shares), dated January 5, 2015, is incorporated herein by reference to Exhibit (a)(56) to Post-Effective Amendment No. 218 to Janus Investment Fund registration statement on Form N-1A, filed on February 6, 2015; accession number 0000950123-15-000935 (File No. 2-34393).

Certificate of Establishment and Designation of Share Class (INTECH International Managed Volatility Fund - Class D Shares), dated April 22, 2015, is incorporated herein by reference to Exhibit (a)(57) to Post-Effective Amendment No. 223 to Janus Investment Fund registration statement on Form N-1A, filed on April 24, 2015; accession number
0000950123-15-004610 (File No. 2-34393).

Certificate of Establishment and Designation of Series (Janus Adaptive Global Allocation Fund), dated June 19, 2015, is incorporated herein by reference to Exhibit (a)(59) to Post-Effective Amendment No. 225 to Janus Investment Fund registration statement on Form N-1A, filed on June 23, 2015; accession number 0000950123-15-006994 (File No. 2-34393).